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                                                                    EXHIBIT 99.1



                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                         COMMONWEALTH ENERGY CORPORATION

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE


The undersigned shareholder(s) of Commonwealth Energy Corporation, a California corporation (the "Company"), hereby appoints Ian B. Carter and Robert C. Perkins, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held on May 20, 2004, and at any and all adjournments, to vote all shares of the Common Stock and Preferred Stock of said Company held of record by the undersigned on April 6, 2004, as if the undersigned were present and voting the shares.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED (A) FOR PROPOSAL 1 ON THE REVERSE SIDE; (B) FOR PROPOSAL 2 ON THE REVERSE SIDE; AND (C) IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.




        (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)


________________________________________________________________________________

                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT

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 THE LISTED PROPOSALS HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS
           BY, A 5 TO 1 VOTE, RECOMMENDS A VOTE "FOR" THE PROPOSALS.




1.   AGREEMENT AND PLAN OF REORGANIZATION

Proposal to approve the Agreement and Plan of Reorganization, by and among Commerce Energy Group, Inc., CEGI Acquisition Corp. and Commonwealth Energy Corporation, and the merger provided thereby of Commonwealth Energy Corporation with CEGI Acquisition Corp., a wholly-owned subsidiary of Commerce Energy Group, Inc., with Commonwealth Energy Corporation surviving as a wholly-owned subsidiary of Commerce Energy Group, Inc.

For All                 Against                 Abstain
-------                 -------                 -------

  [ ]                     [ ]                      [ ]

2.   ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

Proposal to grant discretionary authority to Ian B. Carter and Robert C. Perkins to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies.


For All                 Against                 Abstain
-------                 -------                 -------

  [ ]                     [ ]                      [ ]


3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.



Dated: _______________________, 2004

Signature: ___________________________________

Signature: ___________________________________

Title: _______________________________________________

NOTE: Please sign your name exactly as your name appears on the label attached hereto, and when signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer, or if a partnership, sign the full partnership name by an authorized person. Joint owners must each sign.



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                              FOLD AND DETACH HERE


                   PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD
                          USING THE ENCLOSED ENVELOPE